Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-115910, Form S-8, No. 333-116769, Form S-8, No. 333-71532, Form S-8, No. 333-55480, Form S-8, No. 333-62907, and Form S-8, No. 333-137159) of TLC Vision Corporation of our report dated March 31, 2010, with respect to the consolidated financial statements of TLC Vision Corporation, included in the Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

St. Louis, Missouri
March 31, 2010